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Exhibit 32.2

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the filing of the NeighborCare's Annual Report on Form 10-K for the fiscal year ended September 30, 2004 with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard W. Hunt, the Chief Financial Officer of NeighborCare, Inc, certify, pursuant to 18 U.S.C. Section. 1350 that:

        1.     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	December 10, 2004	/s/ RICHARD W. HUNT Richard W. Hunt

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CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350